To the Board of Directors
China Cord Blood Corporation

CONSENT OF FROST & SULLIVAN

Frost & Sullivan hereby consents to the references to its name in China Cord Blood Corporation’s Registration Statement on Form F-1 to be filed with the U.S. Securities and Exchange Commission. Frost & Sullivan also hereby consents to the filing of this letter as an exhibit to the Registration Statement.

/s/ Gavin Gerard Pathross
Name:	Gavin Gerard Pathross
Title:	Associate Director, Asia Pacific Financial Services Group
FROST & SULLIVAN (SINGAPORE) PTE LTD